UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2013

CNL GROWTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54686	26-3859644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Determination of Offering Price and Estimated Net Asset Value Per Share

On July 12, 2013, the board of directors of CNL Growth Properties, Inc. (“we,” “our,” and the “Company”) established an offering price of $10.84 per share (the “Offering Price”) for the purchase of shares of the Company’s common stock in our contemplated second public offering (the “Follow-On Offering”). In establishing the Offering Price, the board of directors engaged an independent valuation firm, CBRE Capital Advisors, Inc. (“CBRE Cap”), to provide property level and aggregate valuation analyses of the Company, and a range for the net asset value per share of the Company’s common stock, and considered other information provided by the Company’s advisor, CNL Global Growth Advisor, LLC (our “Advisor”). The board of directors unanimously approved $9.76 as the estimated net asset value per share of the Company’s common stock as of June 30, 2013. The determination of the Offering Price by our board of directors was based on our estimated net asset value per share, plus selling commissions and marketing support fees, as contemplated in the Follow-On Offering.

Background

In May 2013, in order to establish an offering price for the Company’s contemplated Follow-On Offering and to assist broker-dealers and stockholders in their evaluation of the Company, the board of directors initiated a process to estimate the Company’s net asset value per share and created a special committee, comprised solely of independent directors, charged with oversight of the valuation process (the “Valuation Committee”). On the recommendation of the Valuation Committee and the approval of the board of directors, the Company engaged CBRE Cap as its independent valuation expert.

From CBRE Cap’s engagement through the issuance of its valuation report as of June 30, 2013 (the “Valuation Report”), CBRE Cap held discussions with our Advisor and senior management of the Company and conducted or commissioned such other appraisals, investigations, research, review and analyses as it deemed necessary. The Valuation Committee, upon its receipt and review of the Valuation Report, concluded that the range for the estimated net asset value per share proposed in CBRE Cap’s Valuation Report was reasonable and recommended to the board of directors that it adopt $9.76 as the estimated net asset value per share of the Company’s common stock, which value falls within the range determined by CBRE Cap in its Valuation Report. At a special meeting of the board of directors held on July 12, 2013, the board of directors accepted the recommendation of the Valuation Committee and approved $9.76 as the estimated net asset value per share of the Company’s common stock as of June 30, 2013. The board of directors also approved $10.84 per share as the Offering Price for the Company’s contemplated Follow-On Offering.

Valuation Methodologies

In preparing the Valuation Report, CBRE Cap, among other things:

•	reviewed financial and operating information requested from or provided by the Company’s Advisor and senior management;

•

reviewed and discussed with senior management of the Company and its Advisor the historical and anticipated future financial performance of the Company’s properties, including forecasts prepared by the Company’s senior management, its Advisor, and its joint venture partners;

•	commissioned MAI appraisals and performed analyses and studies for each property;

•	conducted or reviewed CBRE proprietary research, including market and sector capitalization rate surveys;

•	reviewed third-party research, including Wall Street equity reports and online data providers;

•	compared financial information of the Company to similar information of companies that CBRE Cap deemed to be comparable; and

•	reviewed the Company’s reports filed with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended

December 31, 2012, and the audited financial statements contained therein, the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2013, and the unaudited financial statements therein contained, and the Company’s Current Reports on Form 8-K filed July 1, 2013 and July 5, 2013.

Proprietary individual restricted-use appraisals (“MAI Appraisals”) of all of the Company’s properties were performed in accordance with Uniform Standards of Professional Appraisal Practice (“USPAP”). This included the REALM Patterson Place and Crescent Cool Springs development properties, which were acquired by the Company on June 27, 2013 and June 28, 2013, respectively. The MAI Appraisals were commissioned by CBRE Cap from CBRE Appraisal Group, a CBRE affiliate that conducts appraisals and valuations of real properties. Each of the MAI Appraisals was prepared by personnel who are members of the Appraisal Institute and have the Member of Appraisal Institute (“MAI”) designations. Discreet values were assigned to each property in the Company’s portfolio.

As of June 30, 2013, the Company owned interests in nine real estate properties: eight multifamily properties through joint venture arrangements that were either recently developed or under development, and one office building held for sale. As a result, the Company’s real estate properties were categorized into three classifications: operating assets, development projects and assets held for sale. The board of directors considered the following valuation methodologies with respect to each asset class, which were applied by CBRE Cap and summarized in its Valuation Report:

Operating Assets. Discounted cash flow analyses were created for the Company’s recently developed, fully operational multifamily properties, Long Point, which is stabilized, and Whitehall Parc, which is nearly fully leased, utilizing an assumed holding period of four years from the date of acquisition. Future operating cash flows for the operating properties were estimated utilizing historical cash flows from realized rents, with assumptions regarding further stabilization with respect to Whitehall Parc. Based on management guidance and CBRE Cap’s view of trends typically used in today’s market, an annual growth rate of 3% was assumed. No assurance can be given that such growth rate will actually be attained.

Development Projects. Discounted cash flow analyses were also calculated for each of the Company’s six multifamily development projects, including the two projects acquired in late June 2013, assuming a holding period of four years from the date of acquisition. Future free cash flow generated by each development project was estimated utilizing the development budgets and cash flow projections for each development project, which were prepared by the respective projects’ joint venture development partners in conjunction with the Company’s Advisor and senior management.

Estimated future cash flows of the operating properties and the development projects were adjusted for the properties’ respective joint venture arrangements (after debt service and the repayment of debt) in order to properly reflect the Company’s economic interest in each asset. In addition, the estimated future cash flows assumes a hypothetical sale of the properties and liquidation of the joint ventures in accordance with the governing agreements at the end of the holding periods described. For purposes of these calculations, disposition costs and fees and debt prepayment penalties, if any, were not deducted for purposes of determining the estimated value of the Company’s interests.

Assets Held For Sale. To arrive at an “as-is” value for the Gwinnett Center office building, the Company’s asset held for sale (“Gwinnett”), CBRE Cap valued the property (x) as if the property were stabilized, utilizing (i) recent market comparable sales sourced from a commissioned MAI Appraisal that was reviewed by CBRE Cap for reasonableness, (ii) the perspectives of the Company’s senior management who have insight into recent marketing activities, and (iii) a broker opinion of value provided by the Company to CBRE Cap, and subtracted (y) estimated costs that would be required to lease-up the property.

Valuation Summary; Material Assumptions

The valuation process used by the Company to determine an estimated net asset value per share was designed to follow recommendations of the Investment Program Association, a trade association for non-listed direct investment vehicles (the “IPA”), in the IPA Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, which was adopted by the IPA effective May 1, 2013.

In reaching estimated valuation ranges for the Company’s portfolio, CBRE Cap created a valuation range for each operating asset and each development project by varying the discount rate utilized and the terminal capitalization rate for each. CBRE Cap set the range at 50 basis points on the discount rate, and 25 basis points on the terminal capitalization rate of each asset, which represents an approximate 5% sensitivity on the discount rate and terminal capitalization rate ranges. A 5% decrease in the discount rate has a positive $0.13 impact on the net asset value per share; and a 5% increase in the discount rate has a negative $0.11 impact on the net asset value per share.

As the basis for the discount rates applied, CBRE Cap estimated the Company’s cost of equity using the capital asset pricing model (“CAPM”). A terminal capitalization rate, derived from the MAI Appraisals prepared for each of the operating assets and development projects and checked for reasonableness by CBRE Cap, was utilized to calculate terminal value at stabilization in the final year of the analysis. Terminal capitalization rates varied based on the specific geographic location and other relevant factors.

The following table summarizes the key assumptions that were employed by CBRE Cap in the discounted cash flow models to estimate the value of our operating assets and development properties:

TABLE OF MAJOR INPUTS

Assumptions	Amount / Range

Discount rate	10.70% to 11.20%

Terminal capitalization rate	6.21% to 6.46%

Annual growth rate for operating cash flow	3%

Holding period*	4 years

*	The holding period of four years is from the date of the acquisition of the property, is assumed for valuation purposes only, and does not necessarily represent the Company’s intended holding period.

In its Valuation Report, CBRE Cap included an estimate of the June 30, 2013 value of the Company’s assets other than real estate and its liabilities other than mortgage debt, including cash and select other assets net of payables, and accruals and other liabilities. Such values were estimated by the Company’s Advisor and senior management using the most recently available internal balance sheet, adjusted for an estimate of activity through June 30, 2013.

Taking into consideration the reasonableness of the valuation methodologies, assumptions and conclusions contained in CBRE Cap’s Valuation Report, the board of directors determined the estimated value of the Company’s equity interest in its real estate portfolio to be $81.1 million and the Company’s net asset value to be $102.3 million, after incentive fees payable to the Company’s Advisor in a hypothetical liquidation, or $9.76 per share, based on a share count of approximately 10.5 million shares issued and outstanding as of June 30, 2013.

As with any valuation methodology, the methodologies considered by the Valuation Committee and the board of directors, in reaching an estimate of the value of the Company’s shares, are based upon all of the foregoing estimates, assumptions, judgments and opinions that may, or may not, prove to be correct. The use of different estimates, assumptions, judgments or opinions may have resulted in significantly different estimates of the value of the Company’s shares.

The following table summarizes the material components of the net asset value and net asset value per share estimates as of June 30, 2013.

Table of Value Estimates for Components of Net Asset Value

(As of June 30, 2013)

($ in 000’s, except per share figures)

	Value	Per Share
Present value of equity in operating assets, development projects, and assets held for sale	$81,057	$7.74
Cash and cash equivalents	24,471	2.33
Other assets	541	0.05
Accounts payable and other accrued expenses	(1,117)	(0.11)
Other liabilities	(2,342)	(0.22)

Net asset value before incentive fees	$102,610	$9.79

Incentive Fees Payable to the Advisor*	(350)	(0.03)

Net asset value	$102,260	$9.76

*	Assumes a hypothetical liquidation event at this valuation date and for this valuation amount.

Additional Information Regarding the Valuation, Limitations of Estimated Share Value, and the Engagement of CBRE Cap

Throughout the valuation process, the Valuation Committee, the Company’s Advisor, senior members of management and CBRE Cap reviewed, confirmed and approved the processes and methodologies and their consistency with real estate industry standards and best practices.

CBRE Cap’s Valuation Report dated July 12, 2013 was based upon market, economic, financial and other information, circumstances and conditions existing prior to June 30, 2013, and any material change in such information, circumstances and/or conditions may have a material effect on the Company’s estimated net asset value per share. CBRE Cap’s valuation materials were addressed solely to the Company’s board of directors to assist it in establishing an estimated value of the Company’s common stock. CBRE Cap’s valuation materials were not addressed to the public and should not be relied upon by any other person to establish an estimated value of the Company’s common stock. CBRE Cap’s Valuation Report does not constitute a recommendation by CBRE Cap to purchase or sell any shares of Company common stock.

In connection with its review, while CBRE Cap reviewed for reasonableness the information supplied or otherwise made available to it by the Company or its Advisor, CBRE Cap assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and did not undertake any duty or responsibility to verify independently any of such information. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with CBRE Cap, CBRE Cap assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company, and relied upon the Company to advise CBRE Cap promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. In preparing its valuation materials, CBRE Cap did not, and was not requested to, solicit third party indications of interest for the Company in connection with possible purchases of the Company’s securities or the acquisition of all or any part of the Company.

In performing its analyses, CBRE Cap made numerous assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions, current and future rental market for the Company’s operating properties and those in development and other matters, many of which are necessarily subject to change and beyond the control of CBRE Cap and the Company. The analyses performed by CBRE Cap are not necessarily indicative of actual values, trading values or actual future results of the Company’s common stock that might be achieved, all of which may be significantly more or less favorable than suggested by the Valuation Report. The analyses do not purport to be appraisals or to reflect the prices at which the properties may actually be sold, and such estimates are inherently subject to uncertainty. The actual value of the Company’s common stock may vary significantly depending on numerous factors that generally impact the price of securities, the financial condition of the Company and the state of the real estate industry more generally. Accordingly, with respect to the estimated net asset value per share of the Company’s common stock, neither we nor CBRE Cap can give any assurance that:

•	a stockholder would be able to resell his or her shares at this estimated value;

•

a stockholder would ultimately realize distributions per share equal to our estimated net asset value per share upon liquidation of our assets and settlement of our liabilities or a sale of the Company;

•	our shares would trade at a price equal to or greater than the estimated net asset value per share if we listed them on a national securities exchange; or

•	the methodology used to estimate our net asset value per share would be acceptable to FINRA or under ERISA for compliance with its reporting requirements.

The June 30, 2013 estimated net asset value per share was determined by our board of directors at a special meeting held on July 12, 2013. The value of the Company’s shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets. We currently expect to update and announce our estimated net asset value per share at least annually.

CBRE Group, Inc, (“CBRE”) is a Fortune 500 and S&P 500 company headquartered in Los Angeles, California and the world’s largest commercial real estate services and investment firm. CBRE Cap, a FINRA registered broker-dealer and a subsidiary of CBRE, is an investment banking firm that specializes in providing real estate financial services. CBRE Cap and affiliates possess substantial experience in the valuation of assets similar to those owned by the Company and regularly undertake the valuation of securities in connection with public offerings, private placements, business combinations and similar transactions. For the preparation of the Valuation Report, we paid CBRE Cap a customary fee for services of this nature, no part of which was contingent relating to the provision of services or specific findings. We have not engaged CBRE Cap for any other services; however, we engaged an affiliate of CBRE to assist the Company with the sale of Gwinnett. In addition, during the past two years, certain of our lenders and certain affiliates of our Advisor and/or their lenders engaged affiliates of CBRE primarily for various real estate related services. We anticipate that affiliates of CBRE will continue to provide similar real estate related services in the future. In addition, the Company may in its discretion engage CBRE Cap to assist our board of directors in future determinations of the Company’s estimated net asset value. We are not affiliated with CBRE, CBRE Cap or any of their affiliates. While we and affiliates of our Advisor have engaged and may engage in the future CBRE Cap or its affiliates for commercial real estate services of various kinds, we believe that there are no material conflicts of interest with respect to the Company’s engagement of CBRE Cap.

Caution Concerning Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not statements of historical fact, including statements about the purported value of the Company’s common stock, constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, statements of future economic performance, and other future conditions and forecasts of future events and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share value of the Company’s common stock, and other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

Important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements include, but are not limited to, government regulation, economic, strategic, political and social conditions, and the following: risks associated with the Company’s investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; risks associated with the limited amount of proceeds raised in the Company’s offering of its shares, including the limited number of investments made; risks of doing business internationally, including currency risks; the Company’s failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with debt covenants; the Company’s ability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; the Company’s ability to make necessary improvements to properties on a timely or cost-efficient basis; risks related to property expansions and renovations; risks related to development projects or acquired property value-add conversions, if applicable, including construction delays, cost overruns, the Company’s inability to obtain necessary permits, and/or public opposition to these activities; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of the Company’s accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners; consequences of our net operating losses; increases in operating costs and other expenses; uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding and/or potential litigation; risks associated with the Company’s tax structuring; failure to qualify for and maintain the Company’s qualification as a REIT for federal income tax purposes; and the Company’s ability to protect its intellectual property and the value of its brand.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at http://www.cnlgrowthproperties.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which they are made; the Company undertakes no obligation to, and expressly disclaims any obligation to, update or revise its forward-looking statements to reflect new information, changed assumptions, the occurrence of subsequent events, or changes to future operating results over time unless otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 19, 2013		CNL GROWTH PROPERTIES, INC.
a Maryland corporation

		By:	/s/ Scott C. Hall
Scott C. Hall Senior Vice President of Operations